Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Absolute Life Solutions, Inc., for the quarter ending November 30, 2011, I, Avrohom  Oratz, President and Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such Quarterly Report on Form 10-Q for the quarter  ending November 30, 2011, fully complies with the requirements of  Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such Quarterly Report on Form 10-Q for the quarter  ending November 30, 2011, fairly represents in all material respects, the financial condition and results of operations of Absolute Life Solutions , Inc.

Date: January 17, 2012

/s/ Avrohom Oratz
Avrohom Oratz President and Chief Executive Officer (principal executive officer and duly authorized officer)